UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012 (January 18, 2012)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 18, 2012, the board of directors (the “Board”) of Avago Technologies Limited (the “Company”) appointed John T. Dickson as a director of the Company, effective immediately. Mr. Dickson was also appointed as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, upon his appointment to the Board. With the appointment of Mr. Dickson, the Company’s Board consists of eight directors.

Mr. Dickson served as Executive Vice President and head of Operations of Alcatel-Lucent from May 2010 to January 2012. Mr. Dickson is the former President and Chief Executive Officer of Agere Systems, Inc., a position he held from August 2000 to October 2005. Prior to joining Agere, Mr. Dickson held positions as the Executive Vice President and Chief Executive Officer of Lucent’s Microelectronics and Communications Technologies Group; Vice President of AT&T Corporation’s integrated circuit business unit; and Chairman and Chief Executive Officer of SHOgraphics, Inc, as well as senior roles with ICL, plc, and Texas Instruments, Inc. Mr. Dickson also serves as a director of KLA-Tencor Corporation. Within the past five fiscal years, he has served on the board of directors of National Semiconductor Corporation (April 2006 to September 2010) and Mettler-Toledo International Inc. (March 2001 to April 2009). Mr. Dickson’s qualifications to serve on the Board include his extensive experience in senior management and executive positions in the technology industry, both in Europe and the United States, and his experience as a director of other public and private companies.

Mr. Dickson will participate in the non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors. Under the terms of those arrangements, as currently in effect, Mr. Dickson received an initial equity grant with a notional target fair market value of $450,000, consisting of an option to purchase 19,116 ordinary shares of the Company and 6,372 restricted share units of the Company, on his first date of service as a director. In addition, Mr. Dickson will be entitled to receive the cash, and annual equity compensation payable to other independent, non-employee directors of the Company. The cash and equity compensation payable to our non-employee directors is as set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on February 22, 2011, except that the notional target fair market value of the initial equity award and the annual equity awards to directors has been increased to $450,000 and $150,000, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 20, 2012

Avago Technologies Limited

By:	/s/ Douglas R. Bettinger
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer